UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2011
Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
On March 3, 2011, we furnished to the Securities and Exchange Commission an Exhibit 99.1 to our current report on Form 8-K (the “Earnings 8-K”) containing our earnings release announcing our fourth quarter and full year 2010 results. This amendment is being furnished to modify certain information contained in Exhibit 99.1 to the Earnings 8-K to conform to the financial information presented in our Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 16, 2011. The revised information relates to changes to net loss attributable to Cogdell Spencer Inc. common stockholders for the three months ended December 31, 2010 from $92.5 million to $93.5 million and for the year ended December 31, 2010 from $103.0 million to $104.1 million, due to a non-cash decrease in income tax benefit, which decreased because of a reversal of previously deferred income tax expenses on intersegment profits due to the recording of the deferred tax asset valuation allowance. Funds from Operations Modified (“FFOM”), excluding non-recurring events and impairment charges, changed from $7.0 million to $5.8 million for the three months ended December 31, 2010 and from $30.0 million to $28.8 million for the year ended December 31, 2010 (see reconciliations to net loss in Exhibit 99.1), due to the same reason discussed above.
A copy of the modified earnings release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A and in incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
Exhibit 99.1 Earnings Release regarding the period October 1, 2010 to December 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Charles M. Handy
	Name:	Charles M. Handy
	Title:	Chief Financial Officer

Date: March 17, 2011

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	Earnings Release regarding the period October 1, 2010 to December 31, 2010.

4